EXHIBIT 23.1
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
MedAmicus, Inc.:

We consent to incorporation by reference in the Registration Statements No. 33-94534 on Form S-8 and No 33-86292 on Form S-3 of MedAmicus, Inc. of our report dated February 17, 1995, relating to the balance sheet of MedAmicus, Inc. as of December 31, 1994, and the related statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 1995 annual report on Form 10-KSB/A of MedAmicus, Inc.

                                                           KPMG Peat Marwick LLP

Minneapolis, Minnesota
December 20, 1996